As filed with the Securities and Exchange Commission on December 14, 2001 -
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                              APPLIED FILMS CORPORATION
             (Exact name of registrant as specified in its charter)

          Colorado                                       84-1311581
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                9586 I-25 Frontage Road, Longmont, Colorado 80504
               (Address of Principal Executive Offices) (Zip Code)

          Applied Films Corporation Outside Director Stock Option Plan
                            (Full Title of the Plan)

            Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont,
               Colorado 80504, (303) 774-3246 (Name, address, and
                     telephone number of agent for service)

                          Copies of Communications to:
                                  Harvey Koning
                    Varnum, Riddering, Schmidt & Howlett LLP
                      333 Bridge Street, N.W., P.O. Box 352
                        Grand Rapids, Michigan 49501-0352
                                 (616) 336-6000

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                      Proposed                Proposed
                                                       Maximum                Maximum               Amount of
 Title of Securities         Amount Being          Offering Price            Aggregate            Registration
  Being Registered            Registered            Per Share(3)         Offering Price(3)           Fee(4)
=================================================================================================================
Common Stock             100,000 shares(1)(2)           $29.92              $2,992,000               $715
=================================================================================================================

(1) Represents additional shares of Common Stock authorized for issuance under the Applied Films Corporation Outside Director Stock Option Plan. This Registration Statement also covers such indeterminable additional number of shares as may be issuable under the Outside Director Stock Option Plan by reason of adjustments to the number of shares covered thereby as described in the Prospectus.

(2) 24,000 shares of Common Stock were previously registered when the Form S-8 (see Registration No. 333-95367) was filed on January 25, 2000. The purpose of this Form S-8 is to register an additional 100,000 shares of Common Stock which have been reserved for issuance pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 24, 2001.

(3) For the purpose of computing the registration fee only, the price shown is based upon the price of $29.92 per share, the average of the high and low sales prices for the Common Stock of Applied Films Corporation in the NASDAQ National Market System on December 13, 2001, in accordance with Rule 457(h).

(4) The registration fee is calculated on the basis of 1/41.8410 of 1% (.000239) of the proposed maximum aggregate offering price of $715.

Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

INCORPORATION BY REFERENCE

     The contents of the Registration Statement on Form S-8 (Registration No. 333-95367) filed on January 25, 2000 are incorporated by reference.

PURPOSE OF THIS FORM S-8

     The purpose of this Form S-8 is to register an additional 100,000 shares of Common Stock which have been reserved for issuance under the Applied Films Corporation Outside Director Stock Option Plan pursuant to approvals received at the Applied Films Corporation Annual Meeting of Shareholders held October 24, 2001. At that meeting the Shareholders approved the First Amendment to the Applied Films Corporation Outside Director Stock Option Plan as set forth in the Applied Films Corporation Proxy Statement dated as of September 17, 2001. The First Amendment to the Outside Director Stock Option Plan was approved by the Board of Directors on July 25, 2001. As amended by the First Amendment, the Outside Director Stock Option Plan provides for the granting of options to non-employee directors of Applied Films Corporation to purchase, in the aggregate, not more than 124,000 shares of Common Stock of Applied Films Corporation. A Second Amendment to the Outside Director Stock Option Plan was approved by the Board of Directors on August 24, 2001. The Second Amendment to the Outside Director Stock Option Plan did not require approval by Applied Films Corporation's shareholders, as it only amended the Outside Director Stock Option Plan to remove the limitation that a non-employee director could only receive granted options covering a maximum of fifteen percent (15%) of the common stock originally reserved for issuance under the Outside Director Stock Option Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Longmont, State of Colorado, on the 12th day of December, 2001.

                          APPLIED FILMS CORPORATION


                          By  /s/ Thomas T. Edman
                          Thomas T. Edman, President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas T. Edman and Lawrence D. Firestone, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below on December 12, 2001 by the following persons in the capacities indicated.

       Signatures                                      Title

  /s/ Thomas T. Edman                     President, Chief Executive Officer and
    Thomas T. Edman                       Director (principal executive officer)

                                          Chief Financial Officer, Treasurer and
                                          Secretary (principal financial officer
/s/ Lawrence D. Firestone                 and principal accounting officer)
   Lawrence D. Firestone


   /s/ Richard P. Beck                    Director
     Richard P. Beck


   /s/ John S. Chapin                     Director
      John S. Chapin


  /s/ Vincent Sollito, Jr                 Director
    Vincent Sollito, Jr.


     /s/ Chad D. Quist                    Director
      Chad D. Quist

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference in this registration statement of our report dated July 19, 2001, included in Applied Films Corporation's Form 10-K for the year ended June 30, 2001, and to all references to our Firm included in or made a part of this registration statement.



/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
 December 13, 2001

                                  EXHIBIT INDEX

     The following exhibits are filed as a part of the Registration Statement:




Exhibit
Number                       Description of Document

4.1       Applied  Films   Corporation   Outside   Director  Stock  Option  Plan
          incorporated by reference to Exhibit 4.1 to the Registrant's Form S-8 Registration Statement (Registration No. 333-95367)

4.2 First Amendment to Applied Films Corporation Outside Director Stock Option Plan

4.3 Second Amendment to Applied Films Corporation Outside Director Stock Option Plan

5.1 Opinion of Varnum, Riddering, Schmidt & Howlett LLP with respect to the legality of the securities being registered

23.1      Consent of Arthur Andersen LLP - included on page S-5 hereof

23.2 Consent of Varnum, Riddering, Schmidt & Howlett LLP (included in opinion filed as Exhibit 5.1)

24.1      Power of Attorney - included on page S-4 hereof

                             FIRST AMENDMENT TO THE
                            APPLIED FILMS CORPORATION
                       OUTSIDE DIRECTOR STOCK OPTION PLAN

                                   BACKGROUND

     1. Effective October 26, 1999, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation Outside Director Stock Option Plan (the "Plan").

     2. The Plan provides for the reservation, for purposes of the Plan, of twenty-four thousand (24,000) shares of the Company's common stock, no par value per share.

     3. The Company desires to amend the Plan to provide for an increased number of shares to be authorized under the Plan.

                                    AGREEMENT

     1. The provisions of Section 5 are deleted in their entirety and replaced as follows:

          Subject to the adjustments as provided in Subsection 6(h), the aggregate number of shares reserved for purposes of the Plan shall be One Hundred Twenty-Four Thousand (124,000) shares authorized and unissued shares or issued shares reacquired by the Company (the "Shares"). Determinations as to the number of Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and such interpretations thereof. If any outstanding option under the Plan expires or is terminated for any reason before the end of the Term of the Plan, the shares allocable to the unexercised portion of such option shall become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment upon exercise of an option pursuant to Subsection 6(d) or in full or partial payment of any withholding tax liability permitted under
     Section 9 shall become available for the grant of other options under the Plan.

     2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

Approved by the Board of Directors of the Company on July 25, 2001.

                                                APPLIED FILMS CORPORATION


                                                /s/ Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary

Approved by the Shareholders of the Company on October 24, 2001.

                                                APPLIED FILMS CORPORATION


                                                /s/ Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary



                                   EXHIBIT 4.2

                             SECOND AMENDMENT TO THE
          APPLIED FILMS CORPORATION OUTSIDE DIRECTOR STOCK OPTION PLAN

                                   BACKGROUND

     1. Effective October 26, 1999, Applied Films Corporation (the "Company") adopted and approved the Applied Films Corporation Outside Director Stock Option Plan (the "Plan").

     2. The Plan provides that a non-employee director may not be granted options covering more than a total of fifteen percent (15%) of the common stock originally reserved for issuance under the Plan (the "Limitation").

     3. The Company desires to amend the Plan to remove the Limitation.

                                    AGREEMENT

     1. The provisions of Section 4 are deleted in their entirety and replaced as follows:

          Participation. Subject to the limitations contained in this Section 4, directors of the Company, who are neither contractual nor common law employees of the Company or any of its subsidiaries, shall be granted options to purchase shares of the Company's common stock in accordance with the provisions of Section 6 of the Plan and consistent with the terms and conditions of the Plan. An option may hold more than one option, but only on the terms and subject to the restrictions hereafter set forth.

     2. Except as otherwise set forth herein, the terms of the Plan are hereby ratified and shall continue in full force and effect.

     Approved by the Board of Directors of the Company on August 24, 2001.

                                                APPLIED FILMS CORPORATION


                                                /s/ Lawrence D. Firestone
                                                Lawrence D. Firestone, Secretary





                                   EXHIBIT 4.3

                                December 13, 2001



Applied Films Corporation
9586 I-25 Frontage Road
Longmont, Colorado 80504

         Re: Registration Statement on Form S-8 Relating to the Applied Films Corporation Outside Director
                  Stock Option Plan (the "Plan")

Gentlemen:

     With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed by Applied Films Corporation, a Colorado corporation (the "Company") with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933, as amended, 100,000 shares of the Company's common stock, no par value, for issuance pursuant to the Plan, we have examined such documents and questions of law we consider necessary or appropriate for the purpose of giving this opinion. On the basis of such evaluation, we advise you that in our opinion the 100,000 shares covered by the Registration Statement, upon the exercise of stock options, at the prices described in the Registration Statement but not less than the par value thereof, and upon delivery of such shares and payment therefor in accordance with the terms stated in the Plan and the Registration Statement, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or under the rules and regulations of the Securities and Exchange Commission relating thereto.

                                   Sincerely,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                  /s/ VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP




                                   EXHIBIT 5.1